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                                                                 EXHIBIT 10.15


                       Amendment No. 5 to Supply Agreement

This Amendment No. 5 to Supply Agreement (the "Amendment") is made and entered into effective April 9, 2004, by and between Kyocera Wireless Corp., a Delaware corporation ("Kyocera") and Brightstar Corporation, a Delaware ("Purchaser"), with respect to the following facts:

                                    RECITALS

A. Kyocera and Purchaser previously entered into that certain Supply Agreement dated September 1,2000, as amended (the "Agreement").

B. By this Amendment, Kyocera and Purchaser desire to amend the Agreement as hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the promises set forth herein, Kyocera and Purchaser agree as follows:

1.    The following is hereby added as Section 21 of the Agreement:

      "21. DEAD ON ARRIVAL. A defective Subscriber Unit shall be a "Qualified Dead On Arrival" or "Qualified DOA" if all of the following apply: (i) the Subscriber Unit contains a verifiable defect in material or workmanship as warranted in Appendix 1; (ii) Purchaser notifies Kyocera and requests a Return Material Authorization ("RMA") for the allegedly defective Subscriber Unit within one hundred eighty (180) days of the original ship date for such unit from Kyocera to Purchaser; (iii) the Subscriber Unit is received by Kyocera within thirty (30) days of the date of issuance of the RMA by Kyocera; (iv) the Subscriber Unit is returned by Purchaser to Kyocera while it has fewer than thirty (30) minutes on the call timer and within thirty (30) days from the date of purchase by the original end user customer, as exemplified by a valid proof-of-purchase ("POP"); and (v) the Subscriber Unit is returned in its original packaging, complete with the Accessories contained in the original Subscriber Unit packaging and accompanied by a copy of the original POP. If a Subscriber Unit was never sold to an end user customer (e.g. no POP exists for the product) it shall be a Qualified DOA if it has less than five (5) minutes on the call timer and meets all other criteria set forth in this Section 21. Kyocera shall replace Qualified DOAs with a trade credit to Purchaser based upon the current purchase price for each Subscriber Unit. At Kyocera's discretion, non-Qualified DOAs may be replaced with reconditioned Product (e.g., reconditioned Subscriber Unit and reconditioned Accessories, if applicable) or returned unrepaired at Purchaser's sole expense."

2. Except as modified by this Amendment, the Agreement shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

KYOCERA WIRELESS CORP.                         BRIGHTSTAR CORPORATION

By: /s/ Tsuyoshi Mano                          By: /s/ Raul M. Claure
   -------------------------                      -------------------------
NAME:  Tsuyoshi Mano                            NAME:     Raul M. Claure
TITLE: President                                TITLE:    President & CEO

Kyocera Confidential/Proprietary       1